Exhibit 99.1
FOR IMMEDIATE RELEASE
SALLIE MAE REPORTS THIRD-QUARTER 2010 RESULTS
RESTON, Va., Oct. 19, 2010 — SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, reported core earnings net income of $189 million ($.35 diluted earnings per share) for the third-quarter 2010, compared to $164 million ($.26 diluted earnings per share) for the year-ago quarter.
“This quarter’s results are indicative of our current earnings power until we finish rightsizing the company in 2011,” said Albert L. Lord, vice chairman and CEO. “We recognize the magnitude of this task and are confident that we will achieve it.”
On a GAAP basis, the company reported a net loss of $495 million ($1.06 diluted loss per share), vs. $159 million net income ($.25 diluted earnings per share) in the same quarter last year, after writing off $660 million of goodwill and intangible assets and an unrealized, net loss from the mark to market on hedging activity. The former is primarily the result of new market data and the business impact of recent legislation: the company determined that goodwill and intangible assets within certain operating segments were impaired. The non-cash charge does not impact the company’s tangible capital or capital ratios.
Loan Originations and Servicing
During the quarter, the company originated $835 million in private education loans, 92 percent of which had cosigners.
In addition to its owned and serviced loans, the company serviced in the third quarter approximately 2.5 million accounts on behalf of the federal government and other third-party clients. Since quarter end, the servicing operation has added 1.3 million third-party accounts.
In September, the company announced an agreement to purchase an interest in $28 billion of securitized federal student loans and related assets from The Student Loan Corporation. The transaction is expected to close by year-end 2010.
Private Education Loan Portfolio Quality
The company had $25.8 billion of private education loans in repayment at Sept. 30, compared to $21.7 billion one year earlier. At the same time, third-quarter 2010 delinquencies as a percentage of private education loans in repayment (11.1 percent) declined from the previous quarter (11.9 percent) and the year-ago quarter (12.6 percent). This favorable trend reflects the improving quality of the portfolio.
The third-quarter 2010 private education loan loss provision was $330 million, down from both the previous and year-ago quarters. Net charge-offs were $348 million in the 2010 third quarter, an expected seasonal increase from the second quarter’s $336 million related to the timing of graduates’ entry into repayment, and a decrease from the year-ago quarter’s $443 million.
Funding and Liquidity
In the third quarter, the company completed a $760 million federal student loan securitization and two private loan securitizations totaling $2.6 billion.
The company used the private loan transaction proceeds to redeem $1.5 billion of higher-priced issuances and to net approximately $1 billion.
Other Income and Operating Expenses
Core earnings fee income was $227 million in the third quarter, compared to the year-ago quarter’s $337 million that included a $74 million gain from debt repurchases.
Core earnings operating expenses excluding restructuring and related asset impairments were $319 million in the third-quarter 2010, compared to $331 million in the previous quarter and $303 million in the year-ago quarter.
GAAP
Sallie Mae reports financial results on a GAAP basis and also presents certain core earnings performance measures. The company’s management, equity investors, credit rating agencies and debt capital providers use these core earnings measures to monitor the company’s business performance. Both a description of the core earnings treatment and a full reconciliation to the GAAP income statement can be found at www.SallieMae.com/investors by clicking on Earnings.
The company adopted Financial Accounting Standards Board updates as of Jan. 1, 2010, and as a result, the company’s GAAP and core earnings presentations for securitization accounting are the same, and managed and on-balance sheet (GAAP) student loan portfolios are now the same size.
The primary difference between the company’s third-quarter 2010 core earnings and GAAP results is the impact of a $660 million goodwill and intangible asset pre-tax impairment and a $183 million unrealized, mark-to-market, pre-tax loss on certain derivative contracts, both of which are recognized in GAAP but not in core earnings results.
Presentation slides for the conference call discussed below may be accessed at www.SallieMae.com/investors under the Webcasts tab.
***
The company will host an earnings conference call tomorrow, Oct. 20, at 8 a.m. EDT. Sallie Mae executives will be on hand to discuss various highlights of the quarter and to answer questions related to the company’s performance. Individuals interested in participating in the call should dial (877) 356-5689 (USA and Canada) or dial (706) 679-0623 (international) and use access code 12880301 starting at 7:45 a.m. EDT. A live audio webcast of the conference call may be accessed at www.SallieMae.com/investors. Investors may access a replay of the conference call via the company’s website within one hour after the call’s conclusion. A telephone replay may be accessed two hours after the call’s conclusion through Nov. 4 by dialing (800) 642-1687 (USA and Canada) or (706) 645-9291 (international) with access code 12880301.
This press release contains “forward-looking statements” based on management’s current expectations as of the date of this release. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks include, among others, changes in the terms of student loans and the educational credit marketplace arising from the implementation of applicable laws and regulations, and from changes in such laws and regulations, adverse results in legal disputes, changes in the demand for educational financing or in financing preferences of educational institutions, students and their families, limited liquidity, increased financing costs and changes in the general interest rate environment. For more information, see the company’s filings with the Securities and Exchange Commission, including the forward-looking statements contained in the company’s Supplemental Financial Information Third Quarter 2010. All information in this release is as of Oct. 19, 2010. The company does not undertake any obligation to update or revise these forward-looking statements to conform the statement to actual results or changes in the company’s expectations.
***
SLM Corporation (NYSE: SLM), commonly known as Sallie Mae, is the nation’s leading saving, planning and paying for education company. Sallie Mae’s saving programs, planning resources and financing options have helped more than 31 million people make the investment in higher education. The company services $202 billion in education loans and serves 10 million student and parent customers. Its affiliate Upromise Investments, Inc., manages $27 billion in 529 college savings plans, and members of Upromise by Sallie Mae have earned more than $575 million in rewards to help pay for college. Sallie Mae offers services to a range of institutional clients, including colleges and universities, student loan guarantors and state and federal agencies. More information is available at www.SallieMae.com. SLM Corporation and its subsidiaries are not sponsored by or agencies of the United States of America.
# # #
CONTACTS:

Media	Martha Holler, (703) 984-5178, martha.holler@SallieMae.com Patricia Nash Christel, (703) 984-5382, patricia.christel@SallieMae.com

Investors	Steve McGarry, (703) 984-6746, steven.mcgarry@SallieMae.com Joe Fisher, (703) 984-5755, joe.fisher@SallieMae.com

SLM CORPORATION

Supplemental Earnings Disclosure

September 30, 2010
(In millions, except per share amounts)
(Unaudited)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

SELECTED FINANCIAL INFORMATION AND RATIOS
GAAP Basis(1)
Net income (loss) attributable to SLM Corporation	$(495)	$338	$159	$83	$15
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$(1.06)	$.63	$.25	$.06	$(.17)
Return on assets	(1.00)%	.68%	.37%	.06%	.01%
“Core Earnings” Basis(1)(2)(3)
“Core Earnings” net income attributable to SLM Corporation	$189	$209	$164	$611	$348
“Core Earnings” diluted earnings per common share attributable to SLM Corporation common shareholders	$.35	$.39	$.26	$1.13	$.54
“Core Earnings” return on assets	.38%	.42%	.31%	.42%	.23%
OTHER OPERATING STATISTICS
Average on-balance sheet student loans	$184,139	$184,571	$157,530	$183,424	$153,622
Average off-balance sheet student loans	—	—	33,929	—	34,797

Average Managed student loans	$184,139	$184,571	$191,459	$183,424	$188,419

Ending on-balance sheet student loans, net	$182,135	$183,643	$158,846
Ending off-balance sheet student loans, net	—	—	33,335

Ending Managed student loans, net	$182,135	$183,643	$192,181

Ending Managed FFELP Stafford and Other Student Loans, net	$66,681	$67,457	$73,040
Ending Managed FFELP Consolidation Loans, net	79,912	81,035	84,235
Ending Managed Private Education Loans, net	35,542	35,151	34,906

Ending Managed student loans, net	$182,135	$183,643	$192,181

(1)	Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders from continuing and discontinued operations on both a GAAP basis and “Core Earnings” basis for the quarters ended September 30, 2010, June 30, 2010 and September 30, 2009 and for the nine months ended September 30, 2010 and 2009 was:

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

GAAP Basis
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$(1.07)	$.63	$.26	$.05	$(.04)
Discontinued operations	.01	—	(.01)	.01	(.13)

Total	$(1.06)	$.63	$.25	$.06	$(.17)

“Core Earnings” Basis(2)(3)
Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$.34	$.39	$.27	$1.12	$.67
Discontinued operations	.01	—	(.01)	.01	(.13)

Total	$.35	$.39	$.26	$1.13	$.54

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive basis of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

(3)	“Core Earnings” does not include Floor Income unless it is Fixed Rate Floor Income that is economically hedged. The amount of this Economic Floor Income (net of tax) excluded from “Core Earnings” for the three months ended September 30, 2010, June 30, 2010 and September 30, 2009 and for the nine months ended September 30, 2010 and 2009 was:

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$12	$1	$23	$16	$191

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.02	$—	$.05	$.03	$.41

SLM CORPORATION

Consolidated Balance Sheets
(In thousands, except per share amounts)
(Unaudited)

	September 30,	June 30,	September 30,
	2010	2010	2009

Assets
FFELP Stafford and Other Student Loans (net of allowance for losses of $120,386; $122,192 and $101,343, respectively)	$46,026,138	$47,280,248	$43,257,743
FFELP Stafford Loans Held-for-Sale	20,655,561	20,177,860	23,846,566
FFELP Consolidation Loans (net of allowance for losses of $68,880; $66,493; and $54,384, respectively)	79,911,599	81,034,596	69,246,231
Private Education Loans (net of allowance for losses of $2,035,034; $2,042,413; and $1,401,496, respectively)	35,541,640	35,150,686	22,494,955
Cash and investments	6,992,621	7,680,116	7,021,808
Restricted cash and investments	5,837,546	6,252,914	5,760,583
Retained Interest in off-balance sheet securitized loans	—	—	1,838,203
Goodwill and acquired intangible assets, net	488,220	1,157,888	1,224,272
Other assets	10,653,449	8,584,404	11,753,563

Total assets	$206,106,774	$207,318,712	$186,443,924

Liabilities
Short-term borrowings	$45,388,432	$46,472,435	$53,406,554
Long-term borrowings	153,003,935	152,250,912	124,647,818
Other liabilities	3,140,330	3,508,617	3,400,527

Total liabilities	201,532,697	202,231,964	181,454,899

Commitments and contingencies
Equity
Preferred stock, par value $.20 per share, 20,000 shares authorized:
Series A: 3,300; 3,300; and 3,300 shares, respectively, issued at stated value of $50 per share	165,000	165,000	165,000
Series B: 4,000; 4,000; and 4,000 shares, respectively, issued at stated value of $100 per share	400,000	400,000	400,000
Series C: 7.25% mandatory convertible preferred stock: 810; 810; and 1,012 shares, respectively, issued at liquidation preference of $1,000 per share	810,370	810,370	1,012,370
Common stock, par value $.20 per share, 1,125,000 shares authorized:
553,787; 553,571; and 541,849 shares, respectively, issued	110,758	110,715	108,362
Additional paid-in capital	5,127,313	5,122,583	4,862,071
Accumulated other comprehensive loss, net of tax benefit	(44,159)	(43,333)	(44,143)
Retained earnings (loss)	(122,565)	391,169	346,347

Total SLM Corporation stockholders’ equity before treasury stock	6,446,717	6,956,504	6,850,007
Common stock held in treasury: 68,011; 67,775 and 67,159 shares, respectively	1,872,640	1,869,760	1,860,989

Total SLM Corporation stockholders’ equity	4,574,077	5,086,744	4,989,018
Noncontrolling interest	—	4	7

Total equity	4,574,077	5,086,748	4,989,025

Total liabilities and equity	$206,106,774	$207,318,712	$186,443,924

Supplemental information — assets and liabilities of consolidated variable interest entities:

	September 30,	June 30,	September 30,
	2010	2010	2009

FFELP Stafford and Other Student Loans	$65,557,473	$66,130,975	$64,993,570
FFELP Consolidation Loans	78,396,367	79,558,032	68,696,728
Private Education Loans	24,511,699	23,561,695	9,200,713
Restricted cash and investments	5,522,584	5,881,972	4,658,009
Other assets	4,373,606	2,856,872	4,334,239
Short-term borrowings	36,806,456	37,014,277	46,553,608
Long-term borrowings	128,473,542	127,904,461	92,222,000

Net assets of consolidated variable interest entities	$13,081,731	$13,070,808	$13,107,651

SLM CORPORATION

Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Interest income:
FFELP Stafford and Other Student Loans	$320,234	$325,042	$303,192	$928,713	$969,947
FFELP Consolidation Loans	564,586	550,920	481,592	1,638,831	1,431,644
Private Education Loans	610,893	575,340	396,339	1,751,387	1,176,399
Other loans	7,190	7,254	11,042	23,440	45,930
Cash and investments	7,630	6,299	6,881	18,878	19,896

Total interest income	1,510,533	1,464,855	1,199,046	4,361,249	3,643,816
Total interest expense	638,599	568,933	673,870	1,738,916	2,519,876

Net interest income	871,934	895,922	525,176	2,622,333	1,123,940
Less: provisions for loan losses	358,110	382,239	321,127	1,099,469	849,518

Net interest income after provisions for loan losses	513,824	513,683	204,049	1,522,864	274,422

Other income (loss):
Securitization servicing and Residual Interest revenue	—	—	155,065	—	147,248
Gains (losses) on sales of loans and securities, net	1,607	(3,515)	12,452	6,745	12,752
Gains (losses) on derivative and hedging activities, net	(344,458)	95,316	(111,556)	(331,552)	(569,326)
Contingency fee revenue	83,746	88,181	82,200	252,238	230,383
Collections revenue	13,097	17,219	21,241	52,282	88,830
Guarantor servicing fees	15,996	22,457	48,087	74,543	106,867
Other	90,502	164,899	150,006	445,811	741,229

Total other income (loss)	(139,510)	384,557	357,495	500,067	757,983

Expenses:
Operating expenses	319,219	336,810	303,130	974,337	887,008
Goodwill and acquired intangible assets impairment and amortization expense	669,668	9,710	9,774	689,090	29,176
Restructuring expenses	11,082	17,666	2,492	55,030	9,598

Total expenses	999,969	364,186	315,396	1,718,457	925,782

Income (loss) from continuing operations, before income tax expense (benefit)	(625,655)	534,054	246,148	304,474	106,623
Income tax expense (benefit)	(127,558)	196,103	80,423	224,340	31,796

Net income (loss) from continuing operations	(498,097)	337,951	165,725	80,134	74,827
Income (loss) from discontinued operations, net of tax	3,211	—	(6,417)	3,211	(59,133)

Net income (loss)	(494,886)	337,951	159,308	83,345	15,694
Less: net income attributable to noncontrolling interest	61	133	198	334	690

Net income (loss) attributable to SLM Corporation	(494,947)	337,818	159,110	83,011	15,004
Preferred stock dividends	18,787	18,711	42,627	56,176	94,822

Net income (loss) attributable to SLM Corporation common stock	$(513,734)	$319,107	$116,483	$26,835	$(79,818)

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$(498,158)	$337,818	$165,527	$79,800	$74,137
Discontinued operations, net of tax	3,211	—	(6,417)	3,211	(59,133)

Net income (loss) attributable to SLM Corporation	$(494,947)	$337,818	$159,110	$83,011	$15,004

Basic earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$(1.07)	$.66	$.26	$.05	$(.04)
Discontinued operations	.01	—	(.01)	.01	(.13)

Total	$(1.06)	$.66	$.25	$.06	$(.17)

Average common shares outstanding	484,936	484,832	470,280	484,678	467,960

Diluted earnings (loss) per common share attributable to SLM Corporation common shareholders:
Continuing operations	$(1.07)	$.63	$.26	$.05	$(.04)
Discontinued operations	.01	—	(.01)	.01	(.13)

Total	$(1.06)	$.63	$.25	$.06	$(.17)

Average common and common equivalent shares outstanding	484,936	527,391	471,058	486,209	467,960

Dividends per common share attributable to SLM Corporation common shareholders	$—	$—	$—	$—	$—

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Quarter ended September 30, 2010
		Asset
		Performance		Total “Core		Total
	Lending	Group	Other	Earnings”(2)	Adjustments	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$319,153	$—	$—	$319,153	$1,081	$320,234
FFELP Consolidation Loans	409,973	—	—	409,973	154,613	564,586
Private Education Loans	610,893	—	—	610,893	—	610,893
Other loans	7,190	—	—	7,190	—	7,190
Cash and investments	3,214	—	4,416	7,630	—	7,630

Total interest income	1,350,423	—	4,416	1,354,839	155,694	1,510,533
Total interest expense	598,890	—	—	598,890	39,709	638,599

Net interest income	751,533	—	4,416	755,949	115,985	871,934
Less: provisions for loan losses	358,110	—	—	358,110	—	358,110

Net interest income after provisions for loan losses	393,423	—	4,416	397,839	115,985	513,824

Other income (loss):
Contingency fee revenue	—	83,746	—	83,746	—	83,746
Collections revenue	—	13,097	—	13,097	—	13,097
Guarantor servicing fees	—	—	15,996	15,996	—	15,996
Other income (loss)	57,869	—	55,928	113,797	(366,146)	(252,349)

Total other income (loss)	57,869	96,843	71,924	226,636	(366,146)	(139,510)

Expenses:
Direct operating expenses	165,133	65,922	61,017	292,072	—	292,072
Overhead expenses	16,517	8,359	2,271	27,147	—	27,147

Operating expenses	181,650	74,281	63,288	319,219	—	319,219
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	669,668	669,668
Restructuring expenses	10,315	1,665	(898)	11,082	—	11,082

Total expenses	191,965	75,946	62,390	330,301	669,668	999,969

Income (loss) from continuing operations, before income tax expense	259,327	20,897	13,950	294,174	(919,829)	(625,655)
Income tax expense (benefit)(1)	95,069	7,704	5,115	107,888	(235,446)	(127,558)

Net income (loss) from continuing operations	164,258	13,193	8,835	186,286	(684,383)	(498,097)
Income from discontinued operations, net of tax	—	3,211	—	3,211	—	3,211

Net income	164,258	16,404	8,835	189,497	(684,383)	(494,886)
Less: net income attributable to noncontrolling interest	—	61	—	61	—	61

Net income attributable to SLM Corporation	$164,258	$16,343	$8,835	$189,436	$(684,383)	$(494,947)

Economic Floor Income (net of tax) not included in “Core Earnings”	$12,145	$—	$—	$12,145

(1)	Income taxes are based on a percentage of net income before tax for the reportable segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive basis of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$164,258	$13,132	$8,835	$186,225	$(684,383)	$(498,158)
Discontinued operations, net of tax	—	3,211	—	3,211	—	3,211

Net income (loss) attributable to SLM Corporation	$164,258	$16,343	$8,835	$189,436	$(684,383)	$(494,947)

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Quarter ended June 30, 2010
		Asset
		Performance		Total “Core		Total
	Lending	Group	Other	Earnings”(2)	Adjustments	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$324,052	$—	$—	$324,052	$990	$325,042
FFELP Consolidation Loans	418,031	—	—	418,031	132,889	550,920
Private Education Loans	575,340	—	—	575,340	—	575,340
Other loans	7,254	—	—	7,254	—	7,254
Cash and investments	2,554	—	3,745	6,299	—	6,299

Total interest income	1,327,231	—	3,745	1,330,976	133,879	1,464,855
Total interest expense	571,952	—	—	571,952	(3,019)	568,933

Net interest income	755,279	—	3,745	759,024	136,898	895,922
Less: provisions for loan losses	382,239	—	—	382,239	—	382,239

Net interest income after provisions for loan losses	373,040	—	3,745	376,785	136,898	513,683

Other income:
Contingency fee revenue	—	88,181	—	88,181	—	88,181
Collections revenue	—	17,219	—	17,219	—	17,219
Guarantor servicing fees	—	—	22,457	22,457	—	22,457
Other income	127,587	—	53,009	180,596	76,104	256,700

Total other income	127,587	105,400	75,466	308,453	76,104	384,557

Expenses:
Direct operating expenses	166,761	75,256	52,872	294,889	—	294,889
Overhead expenses	27,325	11,115	3,481	41,921	—	41,921

Operating expenses	194,086	86,371	56,353	336,810	—	336,810
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	9,710	9,710
Restructuring expenses	15,762	(109)	2,013	17,666	—	17,666

Total expenses	209,848	86,262	58,366	354,476	9,710	364,186

Income from continuing operations, before income tax expense	290,779	19,138	20,845	330,762	203,292	534,054
Income tax expense(1)	106,600	7,016	7,641	121,257	74,846	196,103

Net income from continuing operations	184,179	12,122	13,204	209,505	128,446	337,951
Loss from discontinued operations, net of tax	—	—	—	—	—	—

Net income	184,179	12,122	13,204	209,505	128,446	337,951
Less: net income attributable to noncontrolling interest	—	133	—	133	—	133

Net income attributable to SLM Corporation	$184,179	$11,989	$13,204	$209,372	$128,446	$337,818

Economic Floor Income (net of tax) not included in “Core Earnings”	$1,231	$—	$—	$1,231

(1)	Income taxes are based on a percentage of net income before tax for the reportable segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive basis of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Quarter ended September 30, 2009
		Asset
		Performance		Total “Core		Total
	Lending	Group	Other	Earnings”(2)	Adjustments	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$340,652	$—	$—	$340,652	$(37,460)	$303,192
FFELP Consolidation Loans	429,617	—	—	429,617	51,975	481,592
Private Education Loans	560,791	—	—	560,791	(164,452)	396,339
Other loans	11,042	—	—	11,042	—	11,042
Cash and investments	2,337	—	5,156	7,493	(612)	6,881

Total interest income	1,344,439	—	5,156	1,349,595	(150,549)	1,199,046
Total interest expense	659,971	—	—	659,971	13,899	673,870

Net interest income	684,468	—	5,156	689,624	(164,448)	525,176
Less: provisions for loan losses	447,963	—	—	447,963	(126,836)	321,127

Net interest income after provisions for loan losses	236,505	—	5,156	241,661	(37,612)	204,049

Other income:
Contingency fee revenue	—	82,200	—	82,200	—	82,200
Collections revenue	—	21,241	—	21,241	—	21,241
Guarantor servicing fees	—	—	48,087	48,087	—	48,087
Other income	129,286	—	55,821	185,107	20,860	205,967

Total other income	129,286	103,441	103,908	336,635	20,860	357,495

Expenses:
Direct operating expenses	143,515	75,244	55,891	274,650	(83)	274,567
Overhead expenses	16,931	8,848	2,784	28,563	—	28,563

Operating expenses	160,446	84,092	58,675	303,213	(83)	303,130
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	9,774	9,774
Restructuring expenses	1,823	340	329	2,492	—	2,492

Total expenses	162,269	84,432	59,004	305,705	9,691	315,396

Income from continuing operations, before income tax expense	203,522	19,009	50,060	272,591	(26,443)	246,148
Income tax expense(1)	75,113	8,502	18,483	102,098	(21,675)	80,423

Net income from continuing operations	128,409	10,507	31,577	170,493	(4,768)	165,725
Loss from discontinued operations, net of tax	—	(6,353)	—	(6,353)	(64)	(6,417)

Net income	128,409	4,154	31,577	164,140	(4,832)	159,308
Less: net income attributable to noncontrolling interest	—	198	—	198	—	198

Net income attributable to SLM Corporation	$128,409	$3,956	$31,577	$163,942	$(4,832)	$159,110

Economic Floor Income (net of tax) not included in “Core Earnings”	$22,607	$—	$—	$22,607

(1)	Income taxes are based on a percentage of net income before tax for the reportable segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive basis of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$128,409	$10,309	$31,577	$170,295	$(4,768)	$165,527
Discontinued operations, net of tax	—	(6,353)	—	(6,353)	(64)	(6,417)

Net income (loss) attributable to SLM Corporation	$128,409	$3,956	$31,577	$163,942	$(4,832)	$159,110

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Nine months ended September 30, 2010
		Asset
		Performance		Total “Core		Total
	Lending	Group	Other	Earnings”(2)	Adjustments	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$917,552	$—	$—	$917,552	$11,161	$928,713
FFELP Consolidation Loans	1,191,759	—	—	1,191,759	447,072	1,638,831
Private Education Loans	1,751,387	—	—	1,751,387	—	1,751,387
Other loans	23,440	—	—	23,440	—	23,440
Cash and investments	6,213	—	12,665	18,878	—	18,878

Total interest income	3,890,351	—	12,665	3,903,016	458,233	4,361,249
Total interest expense	1,685,972	—	—	1,685,972	52,944	1,738,916

Net interest income	2,204,379	—	12,665	2,217,044	405,289	2,622,333
Less: provisions for loan losses	1,099,469	—	—	1,099,469	—	1,099,469

Net interest income after provisions for loan losses	1,104,910	—	12,665	1,117,575	405,289	1,522,864

Other income:
Contingency fee revenue	—	252,238	—	252,238	—	252,238
Collections revenue	—	52,282	—	52,282	—	52,282
Guarantor servicing fees	—	—	74,543	74,543	—	74,543
Other income	326,773	—	165,458	492,231	(371,227)	121,004

Total other income	326,773	304,520	240,001	871,294	(371,227)	500,067

Expenses:
Direct operating expenses	477,652	216,735	176,107	870,494	—	870,494
Overhead expenses	64,455	30,247	9,141	103,843	—	103,843

Operating expenses	542,107	246,982	185,248	974,337	—	974,337
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	689,090	689,090
Restructuring expenses	47,413	3,164	4,453	55,030	—	55,030

Total expenses	589,520	250,146	189,701	1,029,367	689,090	1,718,457

Income from continuing operations, before income tax expense	842,163	54,374	62,965	959,502	(655,028)	304,474
Income tax expense(1)	308,737	19,977	23,083	351,797	(127,457)	224,340

Net income from continuing operations	533,426	34,397	39,882	607,705	(527,571)	80,134
Income from discontinued operations, net of tax	—	3,211	—	3,211	—	3,211

Net income	533,426	37,608	39,882	610,916	(527,571)	83,345
Less: net income attributable to noncontrolling interest	—	334	—	334	—	334

Net income attributable to SLM Corporation	$533,426	$37,274	$39,882	$610,582	$(527,571)	$83,011

Economic Floor Income (net of tax) not included in “Core Earnings”	$16,242	$—	$—	$16,242

(1)	Income taxes are based on a percentage of net income before tax for the reportable segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive basis of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$533,426	$34,063	$39,882	$607,371	$(527,571)	$79,800
Discontinued operations, net of tax	—	3,211	—	3,211	—	3,211

Net income (loss) attributable to SLM Corporation	$533,426	$37,274	$39,882	$610,582	$(527,571)	$83,011

SLM CORPORATION

Segment and “Core Earnings”

Consolidated Statements of Income
(In thousands)
(Unaudited)

	Nine months ended September 30, 2009
		Asset
		Performance		Total “Core		Total
	Lending	Group	Other	Earnings”(2)	Adjustments	GAAP

Interest income:
FFELP Stafford and Other Student Loans	$1,012,124	$—	$—	$1,012,124	$(42,177)	$969,947
FFELP Consolidation Loans	1,262,801	—	—	1,262,801	168,843	1,431,644
Private Education Loans	1,682,740	—	—	1,682,740	(506,341)	1,176,399
Other loans	45,930	—	—	45,930	—	45,930
Cash and investments	8,199	—	14,603	22,802	(2,906)	19,896

Total interest income	4,011,794	—	14,603	4,026,397	(382,581)	3,643,816
Total interest expense	2,450,880	—	—	2,450,880	68,996	2,519,876

Net interest income	1,560,914	—	14,603	1,575,517	(451,577)	1,123,940
Less: provisions for loan losses	1,198,839	—	—	1,198,839	(349,321)	849,518

Net interest income after provisions for loan losses	362,075	—	14,603	376,678	(102,256)	274,422

Other income:
Contingency fee revenue	—	230,383	—	230,383	—	230,383
Collections revenue	—	88,141	—	88,141	689	88,830
Guarantor servicing fees	—	—	106,867	106,867	—	106,867
Other income	591,017	—	151,875	742,892	(410,989)	331,903

Total other income	591,017	318,524	258,742	1,168,283	(410,300)	757,983

Expenses:
Direct operating expenses	400,777	235,013	154,031	789,821	(39)	789,782
Overhead expenses	57,632	30,119	9,475	97,226	—	97,226

Operating expenses	458,409	265,132	163,506	887,047	(39)	887,008
Goodwill and acquired intangible assets impairment and amortization expense	—	—	—	—	29,176	29,176
Restructuring expenses	7,507	266	1,825	9,598	—	9,598

Total expenses	465,916	265,398	165,331	896,645	29,137	925,782

Income from continuing operations, before income tax expense	487,176	53,126	108,014	648,316	(541,693)	106,623
Income tax expense(1)	180,207	20,255	39,954	240,416	(208,620)	31,796

Net income from continuing operations	306,969	32,871	68,060	407,900	(333,073)	74,827
Loss from discontinued operations, net of tax	—	(58,940)	—	(58,940)	(193)	(59,133)

Net income (loss)	306,969	(26,069)	68,060	348,960	(333,266)	15,694
Less: net income attributable to noncontrolling interest	—	690	—	690	—	690

Net income (loss) attributable to SLM Corporation	$306,969	$(26,759)	$68,060	$348,270	$(333,266)	$15,004

Economic Floor Income (net of tax) not included in “Core Earnings”	$190,894	$—	$—	$190,894

(1)	Income taxes are based on a percentage of net income before tax for the reportable segment.

(2)	“Core Earnings” are non-GAAP measures and do not represent a comprehensive basis of accounting. For a greater explanation of “Core Earnings,” see the section titled “Reconciliation of ‘Core Earnings’ Net Income to GAAP Net Income” and subsequent sections.

Net income (loss) attributable to SLM Corporation:
Continuing operations, net of tax	$306,969	$32,181	$68,060	$407,210	$(333,073)	$74,137
Discontinued operations, net of tax	—	(58,940)	—	(58,940)	(193)	(59,133)

Net income (loss) attributable to SLM Corporation	$306,969	$(26,759)	$68,060	$348,270	$(333,266)	$15,004

SLM CORPORATION

Reconciliation of “Core Earnings” Net Income to GAAP Net Income
(In thousands, except per share amounts)
(Unaudited)

	Quarters ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

“Core Earnings” net income attributable to SLM Corporation(1)(2)	$189,436	$209,372	$163,942	$610,582	$348,270
“Core Earnings” adjustments:
Net impact of securitization accounting	—	—	27,885	—	(196,566)
Net impact of derivative accounting	(182,708)	301,421	(36,598)	238,820	(477,169)
Net impact of Floor Income	(67,453)	(88,419)	(8,020)	(204,758)	161,025
Net impact of goodwill and acquired intangibles	(669,668)	(9,710)	(9,774)	(689,090)	(29,176)

Total “Core Earnings” adjustments before income tax effect	(919,829)	203,292	(26,507)	(655,028)	(541,886)
Net income tax effect	235,446	(74,846)	21,675	127,457	208,620

Total “Core Earnings” adjustments	(684,383)	128,446	(4,832)	(527,571)	(333,266)

GAAP net income (loss) attributable to SLM Corporation	$(494,947)	$337,818	$159,110	$83,011	$15,004

GAAP diluted earnings (loss) per common share attributable to SLM Corporation common shareholders	$(1.06)	$.63	$.25	$.06	$(.17)

(1) “Core Earnings” diluted earnings per common share attributable to SLM Corporation common shareholders	$.35	$.39	$.26	$1.13	$.54

(2) Total Economic Floor Income earned on Managed loans, not included in “Core Earnings” (net of tax)	$12,145	$1,231	$22,607	$16,242	$190,894

Total Economic Floor Income earned, not included in “Core Earnings” (net of tax) per common share attributable to SLM Corporation common shareholders	$.02	$—	$.05	$.03	$.41

“Core Earnings”

In accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), we prepare financial statements in accordance with GAAP. In addition to evaluating the Company’s GAAP-based financial information, management evaluates the Company’s business segments on a basis that, as allowed under the Financial Accounting Standards Board’s (“FASB’s”) Accounting Standards Codification (“ASC”) 280, “Segment Reporting,” differs from GAAP. We refer to management’s basis of evaluating our segment results as “Core Earnings” presentations for each business segment and we refer to this information in our presentations with credit rating agencies, lenders and investors. While “Core Earnings” are not a substitute for reported results under GAAP, we rely on “Core Earnings” to manage each operating segment because we believe these measures provide additional information regarding the operational and performance indicators that are most closely assessed by management.

Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. “Core Earnings” net income reflects only current period adjustments to GAAP net income as described below. Unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting and as a result, our management reporting is not necessarily comparable with similar information for any other financial institution. Our operating segments are defined by products and services or by types of customers, and reflect the manner in which financial information is currently evaluated by management. Intersegment revenues and expenses are netted within the appropriate financial statement line items consistent with the income statement presentation provided to management. Changes in management structure or allocation methodologies and procedures may result in changes in reported segment financial information.

Limitations of “Core Earnings”

While GAAP provides a uniform, comprehensive basis of accounting, for the reasons described above, management believes that “Core Earnings” are an important additional tool for providing a more complete understanding of the Company’s results of operations. Nevertheless, “Core Earnings” are subject to certain general and specific limitations that investors should carefully consider. For example, as stated above, unlike financial accounting, there is no comprehensive, authoritative guidance for management reporting. Our “Core Earnings” are not defined terms within GAAP and may not be comparable to similarly titled measures reported by other companies. Unlike GAAP, “Core Earnings” reflect only current period adjustments to GAAP. Accordingly, the Company’s “Core Earnings” presentation does not represent a comprehensive basis of accounting. Investors, therefore, may not compare our Company’s performance with that of other financial services companies based upon “Core Earnings.” “Core Earnings” results are only meant to supplement GAAP results by providing additional information regarding the operational and performance indicators that are most closely used by management, the Company’s board of directors, rating agencies, lenders and investors to assess performance.

Other limitations arise from the specific adjustments that management makes to GAAP results to derive “Core Earnings” results. For example, in reversing the unrealized gains and losses that result from ASC 815, “Derivatives and Hedging,” on derivatives that do not qualify for hedge accounting treatment, as well as on derivatives that do qualify but are in part ineffective because they are not perfect hedges, we focus on the long-term economic effectiveness of those instruments relative to the underlying hedged item and isolate the effects of interest rate volatility and changing credit spreads on the fair value of such instruments during the period. Under GAAP, the effects of these factors on the fair value of the derivative instruments (but often not on the underlying hedged item) tend to show more volatility in the short term. While presentation of our results on a “Core Earnings” basis provides important information regarding the performance of our Managed portfolio, a limitation of this presentation is that we are presenting the ongoing spread income on loans that have been sold off-balance sheet for GAAP purposes to a trust managed by us. While we believe that our “Core Earnings” presentation presents the economic substance of our Managed loan portfolio, it understates earnings volatility from securitization gains, securitization servicing income and Residual Interest Income. Our “Core Earnings” results exclude certain Floor Income, which is real cash income, from our reported results and therefore may understate earnings in certain periods. Management’s financial planning and valuation of operating results, however, does not take into account Floor Income because of its inherent uncertainty, except when it is Fixed Rate Floor Income that is economically hedged through Floor Income Contracts.

Pre-Tax Differences between “Core Earnings” and GAAP

Our “Core Earnings” are the primary financial performance measures used by management to evaluate performance and to allocate resources. Accordingly, financial information is reported to management on a “Core Earnings” basis by reportable segment, as these are the measures used regularly by our chief operating decision makers. Our “Core Earnings” are used in developing our financial plans and tracking results, and also in establishing corporate performance targets and incentive compensation. Management believes this information provides additional insight into the financial performance of the Company’s core business activities. “Core Earnings” net income reflects only current period adjustments to GAAP net income, as described in the more detailed discussion of the differences between “Core Earnings” and GAAP that follows, which includes further detail on each specific adjustment required to reconcile our “Core Earnings” segment presentation to our GAAP earnings.

1)	Securitization Accounting: Under GAAP, prior to the adoption of topic updates to ASC 810, “Consolidation,” certain securitization transactions in our Lending operating segment were accounted for as sales of assets. Under “Core Earnings” for the Lending operating segment, we presented all securitization transactions on a “Core Earnings” basis as long-term non-recourse financings. The upfront “gains” on sale from securitization transactions, as well as ongoing “securitization servicing and Residual Interest revenue (loss)” presented in accordance with GAAP, were excluded from “Core Earnings” and were replaced by interest income, provisions for loan losses, and interest expense as earned or incurred on the securitization loans. We also excluded transactions with our off-balance sheet trusts from “Core Earnings” as they were considered intercompany transactions on a “Core Earnings” basis. On January 1, 2010, the Company prospectively adopted the topic updates to ASC 810, which resulted in the consolidation of these off-balance sheet securitization trusts at their historical cost basis. As of January 1, 2010, there are no longer differences between the Company’s GAAP and “Core Earnings” presentation for securitization accounting. As a result, effective January 1, 2010, the Company’s Managed and on-balance sheet (GAAP) portfolios are the same.

Upon the adoption of topic updates to ASC 810, the Company removed the $1.8 billion of Residual Interests (associated with its off-balance sheet securitization trusts as of December 31, 2009) from the consolidated balance sheet and the Company consolidated $35.0 billion of assets ($32.6 billion of which are student loans, net of a $550 million allowance for loan losses) and $34.4 billion of liabilities (primarily trust debt), which resulted in an approximate $750 million after-tax reduction of stockholders’ equity (recorded as a cumulative effect adjustment to retained earnings). After the adoption of topic updates to ASC 810, the Company’s results of operations no longer reflect securitization servicing and Residual Interest revenue (loss) related to these securitization trusts, but instead report interest income, provisions for loan losses associated with the securitized assets and interest expense associated with the debt issued from the securitization trusts to third parties, consistent with the Company’s accounting treatment of prior on-balance securitization trusts.

2)	Derivative Accounting: “Core Earnings” exclude periodic unrealized gains and losses that are caused primarily by the mark-to-market derivative valuations prescribed by ASC 815 on derivatives that do not qualify for hedge accounting treatment under GAAP. These unrealized gains and losses occur in our Lending operating segment. In our “Core Earnings” presentation, we recognize the economic effect of these hedges, which generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

3)	Floor Income: The timing and amount (if any) of Floor Income earned in our Lending operating segment is uncertain and in excess of expected spreads. Therefore, we only include such income in “Core Earnings” when it is Fixed Rate Floor Income that is economically hedged. We employ derivatives, primarily Floor Income Contracts and futures, to economically hedge Floor Income. As discussed above in “Derivative Accounting,” these derivatives do not qualify as effective accounting hedges, and therefore, under GAAP, they are marked-to-market through the “gains (losses) on derivative and hedging activities, net” line in the consolidated statement of income with no offsetting gain or loss recorded for the economically hedged items. For “Core Earnings,” we reverse the fair value adjustments on the Floor Income Contracts and futures economically hedging Floor Income and include in income the amortization of net premiums received on contracts economically hedging Fixed Rate Floor Income.

4)	Goodwill and Acquired Intangibles: Our “Core Earnings” exclude goodwill and intangible impairment and the amortization of acquired intangibles.